Exhibit 10-AAx

TECH DATA CORPORATION

401(K) SAVINGS PLAN

(As Amended and Restated Effective January 1, 2003)

TECH DATA CORPORATION

401(K) SAVINGS PLAN

(As Amended and Restated Effective January 1, 2003)

Article	Title	Page
I	Definitions	I-1

II	Name and Purpose of the Plan and the Trust	II-1

III	Plan Administrator	III-1

IV	Eligibility and Participation	IV-1

V	Contributions to the Trust	V-1

VI	Participants’ Accounts and Allocation of Contributions	VI-1

VII	Benefits Under the Plan	VII-1

VIII	Form and Payment of Benefits	VIII-1

IX	Hardship and Other Distributions	IX-1

X	Investment Funds and Loans to Participants	X-1

XI	Trust Fund and Expenses of Administration	XI-1

XII	Amendment and Termination	XII-1

XIII	Miscellaneous	XIII-1

TECH DATA CORPORATION

401(K) SAVINGS PLAN

(As Amended and Restated Effective January 1, 2003)

Tech Data Corporation (the “Company”) hereby amends and restates the Tech Data Corporation 401(k) Savings Plan (the “Plan”) effective for all purposes as of January 1, 2003, except as otherwise set forth herein.

W I T N E S S E T H:

WHEREAS, the Company established the Tech Data Corporation Retirement Savings Plan effective May 1, 1987;

WHEREAS, the Company established the Tech Data Corporation Employee Stock Ownership Plan effective February 1, 1984;

WHEREAS, the Company established this Tech Data Corporation 401(k) Savings Plan effective January 1, 2000, and merged the Tech Data Corporation Retirement Savings Plan and the Tech Data Corporation Employee Stock Ownership Plan into this Plan, effective as of January 1, 2000; and

WHEREAS, the officers of the Company have been authorized and directed by the Board of Directors to adopt this amendment and restatement of the Plan.

NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

ARTICLE I

Definitions

(a) “Account” or “Accounts” shall mean a Participant’s Elective Contribution Account, Matching Contribution Account, Nonelective Contribution Account, Qualified Nonelective Contribution Account, Rollover Contribution Account, ESOP Merger Account, Retirement Savings Plan Merger Account, Transfer Contribution Account and/or such other accounts as may be established by the Plan Administrator.

(b) “Actual Contribution Percentage” shall mean, with respect to a group of Participants for the Plan Year, the average of the Actual Contribution Ratios (calculated separately for each member of the group) of each Participant who is a member of such group.

(c) “Actual Contribution Ratio” shall mean the ratio of the amount of matching contributions (including elective and qualified nonelective contributions, if any, treated as matching contributions) made on behalf of a Participant for a Plan Year to the Participant’s compensation for the Plan Year taken into account for nondiscrimination testing purposes under Section 401(m) of the Code.

(1) Qualified nonelective contributions, if any, may be treated as matching contributions for this purpose only if such contributions are nonforfeitable when made, subject to the same distribution restrictions that apply to the Participant’s elective contributions and satisfy the requirements of Section 1.401(m)-1(b)(5) of the Treasury Regulations.

(2)        (A) Compensation taken into account for purposes of this paragraph must satisfy Section 414(s) of the Code.

   (B) An Employer may limit the period for which compensation is taken into account to that portion of the Plan Year in which the Employee was a Participant so long as this limit is applied uniformly to all eligible Employees under the Plan for the Plan Year.

(3)        (A) If no matching contributions, qualified nonelective contributions or elective contributions are taken into account with respect to an eligible Employee, the Actual Contribution Ratio of the Employee is zero.

   (B) For this purpose, an “eligible Employee” is any Employee who is directly or indirectly eligible to receive an allocation of matching contributions (including matching contributions derived from forfeitures) under the Plan for a Plan Year as described in Section 1.401(m)-1(f)(4) of the Treasury Regulations.

(4) For Plan Years beginning after December 31, 2001, if Matching Contributions are used to satisfy the minimum contribution requirements of Section 416(c)(2) of the Code, as described in Section VI(d)(4), they shall nonetheless be treated as Matching Contributions for purposes of determining a Participant’s Actual Contribution Ratio, and for other requirements of Section 401(m) of the Code.

(d) “Actual Deferral Percentage” shall mean, with respect to a group of Participants for the Plan Year, the average of the Actual Deferral Ratios (calculated separately for each member of the group) of each Participant who is a member of such group

(e) “Actual Deferral Ratio” shall mean the ratio of the amount of elective contributions (including qualified nonelective contributions, if any, treated as elective contributions) made on behalf of a Participant for a Plan Year to the Participant’s compensation for the Plan Year taken into account for nondiscrimination testing purposes under Section 401(k) of the Code.

(1) Qualified nonelective contributions, if any, may be treated as elective contributions for this purpose only if such contributions are nonforfeitable when made, subject to the same distribution restrictions that apply to a Participant’s elective contributions and satisfy the requirements of Section 1.401(k)-1(b)(5) of the Treasury Regulations.

(2)        (A) Compensation taken into account for purposes of this paragraph must satisfy Section 414(s) of the Code.

   (B) An Employer may limit the period for which compensation is taken into account to that portion of the Plan Year in which the Employee was a Participant so long as this limit is applied uniformly to all eligible Employees under the Plan for the Plan Year.

(3)        (A) If an eligible Employee makes no elective contributions, and no qualified nonelective contributions are treated as elective contributions, the Actual Deferral Ratio of the Employee is zero.

   (B) For this purpose, an “eligible Employee” is any Employee who is directly or indirectly eligible to make a cash or deferred election into the Plan for all or a portion of the Plan Year as described in Section 1.401(k)-1(g)(4) of the Treasury Regulations.

(f) “Affiliate” shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

(g) “Annual Additions” shall mean, with respect to a Limitation Year, the sum of:

(1) the amount of Employer contributions (including elective contributions) allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

(2) the amount of the Employee’s contributions (other than rollover contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

(3) any forfeitures allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

(4) amounts allocated to an individual medical account, as defined in Section 415(l)(2) of the Code that is part of a pension or annuity plan maintained by an Employer or an Affiliate, and amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit plan (as defined in Section 419(e) of the Code) maintained by an Employer or an Affiliate; provided, however, the percentage limitation set forth in paragraph (e)(1) of Article VI shall not apply to: (A) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an “Annual Addition,” or (2) any amount otherwise treated as an “Annual Addition” under Section 415(l)(1) of the Code.

(h) “Board of Directors” and “Board” shall mean, if applicable, the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

(j) “Company” shall mean Tech Data Corporation and its successors.

(k) “Compensation” shall mean wages within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by the Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code (wages, tips and other compensation as reported on Form W-2).

(1)        (A) Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment of the services performed.

   (B) Compensation shall also include elective contributions made on behalf of a Participant to this Plan or salary reduction contribution made pursuant to a plan described in Section 125 of the Code, and, effective for Plan Years beginning on or after January 1, 2001, elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

   (C) Compensation shall exclude fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation and welfare benefits.

(2)        (A) To the extent required by law, no Compensation in excess of the $150,000 limit under Section 401(a)(17) of the Code (as adjusted in accordance with law) shall be taken into account for any Employee. For purposes of this section, for Plan Years beginning prior to January 1, 1997, in determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term “family shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan Year. If as a result of the application of these rules, the adjusted dollar limitation under Section 401(a)(17) of the Code is exceeded the limitation shall be prorated among the affected individuals in proportion to each individual’s Compensation as determined under this section prior to the application of this limitation.

   (B) Notwithstanding paragraph (A) above, for Plan Years beginning after December 31, 2001, the annual Compensation of each participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

(3)	For purposes of crediting contributions pursuant to Article VI (other than elective contributions) with respect to any Plan Year, no Compensation paid by an Employer with respect to an Employee prior to the Employee’s first day of participation shall be taken into account.

(l) “Effective Date” of this Plan shall mean January 1, 2000, except as otherwise set forth herein.

(m) “Elective Contribution Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to contributions made under salary reduction arrangements pursuant to Article V.

(n) “Employee” shall mean:

(1) any person employed by an Employer other than:

(A) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer; provided, however, that this subparagraph (A) shall not apply to a member of a collective bargaining unit if such unit and Employer agree that the member shall participate in the Plan;

(B) a non-resident alien who does not receive earned income from sources within the United States;

(C) an individual whose employment status has not been recognized by completion of Internal Revenue Service Form W-4 and who is not initially treated as a common law employee of an Employer on the payroll records of an Employer; or

(D) leased employees.

(2) For purposes of this paragraph, the term “leased employee” means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and one or more Affiliates) on a substantially full time basis for a period of at least one year and the individual’s services are performed under the primary direction or control of such Employer.

(o) “Employer” shall mean the Company and any Affiliate that adopts this Plan with the consent of the Company.

(p) “Employer Securities” shall mean common stock, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Company or any Affiliate of the Company; provided, however, that if Employer Securities are purchased with borrowed funds, Employer Securities, to the extent required by Section 4975 of the Code, shall only include:

(1) such securities that are readily tradable on an established securities market, or

(2) if none of the stock of an Employer (or any Affiliate of such Employer other than a member of an affiliated service group that includes such Employer) is readily tradable on an established securities market, common stock issued by the Employer having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the Employer or any Affiliate having the greatest voting power, and (B) that class of common stock of the Employer or any Affiliate having the greatest dividend rights, or

(3) noncallable preferred stock that is convertible at any time into stock meeting the requirements of subparagraph (1) or (2) (whichever is applicable), if such conversion is at a reasonable price (determined pursuant to Treasury Regulation §54.4975-11(d)(5) as of the date of acquisition by the Trustee).

(q) “Entry Date” shall mean the first day of each month.

(r) “ESOP Merger Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to each Participant for whom assets from the Tech Data Corporation Employee Stock Ownership Plan have been merged into this Plan.

(s)	(1) “Highly Compensated Employee” shall mean any Employee:

(A) who was a 5% owner (as defined in Section 416 of the Code) of an Employer during the Plan Year or the immediately preceding Plan Year; or

(B) whose Section 415 Compensation was more than $80,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury) for the preceding Plan Year and, if elected by the Employer, was a member of the “top paid group” for such preceding year: provided, that as used herein, “top paid group” shall mean all Employees who are in the top 20% of the Employer’s work force on the basis of Section 415 Compensation paid during the year; provided, further, that for purposes of determining the number of Employees in the top paid group. Employees described in Section 414(q)(5) of the Code shall be excluded.

(2) In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

(3) For purposes of determining who is a Highly Compensated Employee, an Employer and any Affiliate shall be taken into account as a single Employer.

(4) The term “Highly Compensated Employee” shall also mean any former Employee who is separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55.

(t) “Hour of Service” shall mean:

(1)        (A) an hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or an Affiliate;

   (B) an hour for which an Employee is paid, or entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, severance or leave of absence. Notwithstanding the preceding,

(i) no more than 501 Hours of Service shall be credited under this subparagraph (i) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

(ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, or unemployment compensation or disability insurance laws; and

(iii) an hour shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

   (C) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, that the same Hour of Service shall not be credited both under subparagraph (1)(A) or subparagraph (1)(B), as the case may be, and under this subparagraph (1)(C). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in subparagraph (1)(B) shall be subject to the limitations set forth in that section.

The definition set forth in this subparagraph (1) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such sections, which special rules are hereby incorporated in the definition of “Hour of Service” by this reference.

(2)        (A) Notwithstanding the other provisions of this “Hour of Service” definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in subparagraph (2)(B).

   (B) The Hours of Service to be credited to an Employee under the provisions of subparagraph (2)(A) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in which the Plan is unable to determine such hours, eight Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of Service under this subparagraph (2) by reason of any such pregnancy or placement shall not exceed 501 hours.

   (C) The hours treated as Hours of Service under this subparagraph (2) shall be credited only in the Plan Year in which the absence from work begins, if the crediting is necessary to prevent a One Year Break in Service in such Plan Year or, in any other case, in the immediately following Plan Year.

   (D) Credit shall be given for Hours of Service under this subparagraph (2) solely for purposes of determining whether a One Year Break of Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

   (E) Notwithstanding any other provision of this subparagraph (2), no credit shall be given under this subparagraph (2) unless the Employee in question furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in subparagraph (2)(A) and the number of days for which there was such an absence.

(3) For purposes of this section, the term “Employee” shall include any individual employed by an Employer, including a leased employee.

(u) “Key Employee” shall mean:

(1) For Plan Years beginning prior to January 1, 2002, “Key Employee” shall mean any Employee or former Employee who is at any time during the Plan Year (or was at any time during the four preceding Plan Years) (i) an officer of an Employer (within the meaning of Section 416(i)(1) of the Code) having an aggregate annual compensation from the Employer an its Affiliates in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year, (ii) one of the ten Employees owning (or considered as owning) the largest interests in any Employer, owning more than a ½% interest in the Employer, and having an aggregate annual compensation from the Employer an its Affiliates of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year that includes the last day of the Plan Year (if two Employees have equal interests in an Employer, the Employee having the greater annual compensation from the Employer shall be deemed to have a larger interest), (iii) a 5% owner of an Employer (within the meaning of Section 416(i)(1)(B) of the Code) or (iv) a 1% owner of an Employer (within the meaning of Section 416(i)(1)(B) of the Code) having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000. For purposes of this paragraph the term “compensation” shall mean an Employee’s Section 415 Compensation.

(2) For Plan Years beginning after December 31, 2001, “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(v) “Limitation Year” shall mean the Plan Year.

(w) “Matching Contribution Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to matching contributions to this Plan on behalf of a Participant by an Employer pursuant to Article V.

(x) “Non-Highly Compensated Employee” shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Highly Compensated Employee.

(y) “Non-Key Employee” shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

(z) “Nonelective Contribution Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to Employer nonelective contributions made pursuant to Article V.

(aa) “Normal Retirement Date” shall mean the date on which a Participant attains the age of 65 years.

(bb) “One Year Break in Service” shall mean a Plan Year in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of any such Plan Year. For eligibility purposes, “One Year Break in Service” shall also mean the initial consecutive 12-month period described in the “Year of Service” definition in which an Employee has 500 or fewer Hours of Service, and it shall be deemed to occur on the last day of such consecutive 12-month period.

(cc) “Participant” shall mean any eligible Employee of an Employer who has become a Participant under the Plan and shall include any former employee of an Employer who became a Participant under the Plan and who still has a balance in an Account under the Plan.

(dd) “Plan” shall mean the 401(k) plan as herein set forth, as it may be amended from time to time.

(ee) “Plan Administrator” shall mean the Company.

(ff) “Plan Year” shall mean the 12-month period ending on December 31.

(gg) “Qualified Joint and Survivor Annuity” shall mean:

(1) in the case of a Participant who has a spouse, an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse that is 50% (or, at the election of the Participant, 100%) of the amount of the annuity payable during the joint lives of the Participant and his spouse; provided, however, that such annuity shall be the actuarial equivalent of the benefit that would otherwise be paid to the Participant; and

(2) in the case of any other Participant, an immediate annuity for the life of the Participant.

(hh) “Qualified Nonelective Contribution Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to qualified nonelective contributions made by an Employer pursuant to Article V.

(ii) “Qualified Preretirement Survivor Annuity” shall mean a survivor annuity for the life of the surviving spouse of the Participant equal to the death benefit provided in paragraph (d) of Article VII and that begins within a reasonable time following the death of the Participant.

(jj) “Retirement Savings Plan Merger Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to each participant for whom assets from the Tech Data Corporation Retirement Savings Plan have been merged into this Plan.

(kk) “Rollover Contribution Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to rollover contributions made pursuant to V.

(ll) “Section 415 Compensation” shall mean:

(1) Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), any elective deferral (as defined in Section 402(g)(3) of the Code), any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Sections 125 or 457 of the Code, and, effective January 1, 2001, elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

(2) Section 415 Compensation shall exclude the following:

   (A) Employer contributions (except as set forth in subparagraph (1) above) to a plan of deferred compensation which are not includable in the Employee’s gross income for the taxable year in which contributed, or Employer contributions (except as set forth in subparagraph (1) above) under a simplified employee pension or any distributions from a plan of deferred compensation; provided, however, that any amounts received by an Employee pursuant to an unfounded non-qualified plan are permitted to be considered as Section 415 Compensation in the year the amounts are includable in the gross income of the Employee;

   (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; and

   (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(mm) “Top Heavy Plan” shall mean:

(1) This Plan if the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year (or, for the first Plan Year, the last day of the first Plan Year). The account balances on any determination date shall include the aggregate distributions made with respect to Participants during the five-year period ending on the determination date. For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balance of any Participant shall not be taken into account if:

   (A) he is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, or

   (B) he has not performed any service for an Employer during the five-year period ending on the determination date.

(2) Notwithstanding paragraph (1) above, for Plan Years beginning after December 31, 2001, the determination of a Top Heavy Plan shall be made in accordance with the following rules:

   (A) The amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

   (B) The accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(nn) “Transfer Contribution Account” shall mean an account established pursuant to paragraph (b) of Article VI with respect to direct transfers made to this Plan from another qualified plan pursuant to Article V.

(oo) “Trust” shall mean the trust established by the Trust Agreement.

(pp) “Trust Agreement” shall mean the agreement providing for the Trust Fund, as it may be amended from time to time.

(qq) “Trust Fund” shall mean the trust fund established under the Trust Agreement from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

(rr) “Trustee” shall mean the individual, individuals or corporation designated as trustee under the Trust Agreement.

(ss) “Valuation Date” shall mean the last day of each Plan Year and/or each day securities are traded on a national stock exchange.

(tt) “Year of Service” shall mean

(1) for all purposes of this Plan except for purposes of Article IV:

   (A) For Plan Years beginning on and after January 1, 2001, a Plan Year during which an Employee completes 1,000 or more Hours of Service.

   (B) For the Plan Year beginning on January 1, 2000, the Plan Year ending December 31, 2000 only if the employee completes 1,000 or more Hours of Service during such Plan Year.

(i) Notwithstanding any provision of the Plan to the contrary, for purposes of this subparagraph (tt)(1)(B), an employee’s Hours of Service shall be equal to the sum of:

a. The employee’s Hours of Service as defined in paragraph (t) of Article I, and

b. The number of full months that has elapsed since the most recent anniversary of the employee’s hire date multiplied by 190 hours.

   (C) For periods beginning before January 1, 2000, the number of years included in an Employee’s Periods of Service determined by aggregating all his years and days of service and converting days into years based upon the assumption that a year includes 365 days. Any Period of Service remaining after the aggregation that totals less than 365 days shall be disregarded in determining an Employee’s number of Years of Service.

(i) For purposes of this paragraph, the following terms shall have the following meanings:

a. “Period of Service” shall mean, with respect to an Employee, the period (expressed in years and fractional years) beginning with the date the Employee last commenced employment with an Employer or an Affiliate and ending with the date that a Period of Severance begins; provided, however, that any Period of Severance of less than twelve (12) consecutive months shall be disregarded and such time shall be included in the Period of Service.

I. For purposes of this section,

1. the date an Employee commenced employment is the first day an Employee performs an Hour of Service, and

2. fractional periods of less than a year shall be expressed in terms of days.

II. For purposes of determining a Participant’s vested percentage under the Plan:

1. If an Employee incurs a Break in Service and is thereafter reemployed by an Employer, his Periods of Service before such date shall be added to his Periods of Service after reemployment for purposes of determining his vested percentage in his Accounts attributable to contributions made after his reemployment.

2. Notwithstanding the foregoing, Periods of Service shall not include any Period of Service prior to a Break in Service if the Participant had no vested interest in the balance of his Accounts attributable to Employer contributions at the time of such Break in Service and if the number of consecutive Breaks in Service equaled or exceeded the greater of five or the number of

Years of Service completed by the Participant prior thereto (not including any Periods of Service not required to be taken into consideration under this subsection as a result of any prior Break in Service).

b. “Period of Severance” shall mean, with respect to an Employee, the period beginning with the earlier of the date the Employee separates from the service of an Employer or an Affiliate by reason of quitting, discharge, death or retirement, or the date twelve (12) months after the date the Employee separates from the service of the Employer or Affiliate for any reason other than quitting, retirement, discharge or death (e.g., vacation, holiday, sickness, disability, leave of absence or day off), and ending with the date the Employee performs an Hour of Service.

(2) For purposes of Article IV, the consecutive 12-month period beginning with the date of the Employee’s first Hour of Service for his Employer or an Affiliate thereof if, during such consecutive 12-month period, the Employee completes 1,000 Hours of Service; provided, however, that if, during such consecutive 12-month period, the Employee does not complete 1,000 Hours of Service, then “Year of Service” shall mean any Plan Year beginning after the date of the Employee’s first Hour of Service during which the Employee completes 1,000 or more Hours of Service. In either event, for purposes of Article IV, the Year of Service is not completed until the end of the consecutive 12-month period or the Plan Year, as the case may be, without regard to when during the period that the 1,000 Hours of Service are completed.

(3) Effective for Plan Years beginning on and after January 1, 2000, for purposes of Article VII, an Employee’s “Years of Service” shall not include the following:

(A)      Any Year of Service prior to a One Year Break in Service, but only prior to such time as the Participant has completed a Year of Service after such One Year Break in Service.

(B)    (i) In the case of a Participant who has no vested interest in the balance of his Accounts (other than the Rollover Contribution Account), Years of Service before any period of consecutive One Year Breaks in Service shall not be required to be taken into account if the number of consecutive One Year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service completed by the Participant prior to such period of consecutive One Year Breaks in Service.

(ii) For purposes of this subparagraph (2)(B), any Years of Service not required to be taken into account by reason of the application of this subparagraph shall not be taken into account in applying this subparagraph (2)(B) to a subsequent period of One Year Breaks in Service.

(4) For purposes of eligibility and vesting, an Employee shall be credited with service he earned with a predecessor employer in calculating the Employee’s Years of Service. For purposes of this subparagraph, the term “predecessor employer” shall mean an entity that is acquired by or merged with the Company or otherwise becomes an Affiliated Employer. The term “predecessor employer” shall also include GE Capital Information Technology Systems-North America, Inc. (“GE”) with respect to Employees hired by the Employer from GE in the Frederick, Maryland Distribution and Configuration facility.

(5) For purposes of this section, the term “Employee” shall include any individual employed by an Employer, including a leased employee.

ARTICLE II

Name and Purpose of the Plan and the Trust

(a) Name of Plan. A 401(k) plan is hereby established in accordance with the terms hereof and shall be known as the “TECH DATA CORPORATION 401(K) SAVINGS PLAN.”

(b) Exclusive Benefit. This Plan has been established for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Employer. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

(c) Return of Contribution. Notwithstanding the foregoing provisions of paragraph (b), any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

(d) Participants’ Rights. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

(e) Qualified Plan. This Plan and the Trust are intended to qualify under the Code as a tax-qualified employees’ plan and trust as described in Sections 401(a) and 501(a) of the Code.

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ARTICLE III

Plan Administrator

(a) Administration of the Plan. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Plan Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Trust Agreement.

(b) Powers and Duties. The Plan Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

(c) Direction of Trustee. It shall be the duty of the Plan Administrator to direct the Trustee with regard to the allocation and the distribution of the benefits to the Participants and others hereunder.

(d) Summary Plan Description and Reports. The Plan Administrator shall prepare or cause to be prepared a summary plan description (if required by law) and such periodic and annual reports as are required by law.

(e) Disclosure. The Plan Administrator shall from time to time furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

(f) Conflict in Terms. The Plan Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and the Trust Agreement and any explanatory booklet or other description, this Plan and the Trust Agreement shall control.

(g) Records. The Plan Administrator shall keep a complete record of all its proceedings as such Plan Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Plan Administrator.

(h) Final Authority. Except to the extent otherwise required by law, the decision of the Plan Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and beneficiary and every other interested or concerned person or party.

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(i) Claims.

(1) Claims for benefits under the Plan may be made by a Participant or a beneficiary of a Participant on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant by the Plan Administrator within ninety (90) days after the application is filed with the Plan Administrator, unless special circumstances require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Plan Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty (180) day period, the claim shall be deemed to be denied for the purposes of subparagraph (2). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure.

(2) If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

(j) Appointment of Advisors. The Plan Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Plan Administrator, by action of its Board of Directors, may designate one or more of its employees to perform the duties required of the Plan Administrator hereunder.

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ARTICLE IV

Eligibility and Participation

(a) Eligibility and Participation.

(1) Any Employee of an Employer shall be eligible to participate in the Plan with respect to elective contributions upon completing 30 days of employment with the Employer and attaining 18 years of age.

(2) Any Employee of an Employer shall be eligible to participate in the Plan with respect to Employer nonelective contributions, matching contributions and qualified nonelective contributions upon completing one Year of Service and attaining 18 years of age.

(3) Upon completion of the eligibility requirements described in paragraphs (a)(1) and (a)(2) above, an Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on the first Entry Date concurring therewith or occurring thereafter. An Employee who has completed the eligibility requirements described in paragraphs (a)(1) and (a)(2) above prior to becoming an Employee shall enter the Plan as a Participant on the date he becomes an Employee of an Employer (or, of later, on the first Entry Date following the completion of his eligibility requirements).

(b) Former Employees.

(1) An Employee who ceases to be a Participant and who subsequently reenters the employ of an Employer shall be eligible again to become a Participant on the date of his reemployment.

(2) An Employee who satisfies the eligibility requirements set forth above and who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of the Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment.

(3) An Employee who incurs a One Year Break in Service prior to satisfying the eligibility requirements set forth above shall be eligible to become a Participant upon completion of such requirements.

(c) Change in Employment Classification.

(1) A Participant who ceases to be an Employee will no longer actively participate in the Plan after the date he ceases to be an Employee. If such individual subsequently resumes his status as an Employee, he shall be eligible again to become an active Participant on the date of his reemployment, regardless of whether such date is a normal Entry Date. This requirement is

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satisfied if such Employee is permitted to commence or resume, as the case may be, making elective contributions no later than the beginning of the first payroll period commencing after the date he resumes his status as an Employee.

(2) If an individual who is employed by an Employer but who is not an Employee becomes an Employee, such Employee shall enter the Plan as an active Participant on the later of (1) the date the individual becomes an Employee or (2) the Entry Date on which he would have entered the Plan had he been an Employee throughout his employment with the Employer. If the Employee must enter the Plan as an active Participant on the date the he becomes an Employee, then he must be permitted to commence making elective contributions no later than the beginning of the first payroll period commencing after the date he becomes an Employee.

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ARTICLE V

Contributions to the Trust

(a) Participants’ Elective Contributions.

(1) The Employer shall contribute to the Trust, on behalf of each Participant, an elective contribution as specified in a written salary reduction agreement (if any) between the Participant and such Employer, subject to the following:

   (A) Such contribution for a Participant shall not exceed the lesser of (i) or (ii):

(i) $7,000 or the amount specified in Section 402(g) of the Code (as adjusted in accordance with law) with respect to any calendar year. For Plan Years beginning after December 31, 2001, the foregoing limit shall be determined without regard to any “catch-up” contribution made pursuant to Section 414(v) of the Code, as described in paragraph (B) below.

(ii) 90% of the Participant’s Compensation for such Plan Year.

   (B) Effective for contributions after December 31, 2001, all employees who are eligible to make elective contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

(2)        (A) The minimum deferral percentage made on behalf of a Participant electing to make a contribution for any Plan Year shall be 1% of his Compensation.

   (B) Deferrals made on behalf of a Participant shall be in whole percentages.

(3) If a Participant’s elective contributions, together with any elective contributions by the Participant to any other plans intended to qualify under Sections 401(k), 403(b) or 457 of the Code, exceed the limitation set forth in paragraph (a)(1) of this Article V, the Plan Administrator shall refund to such Participant the portion of such excess deferrals that are attributable to elective contributions to the Plan, plus the earnings thereon. The Plan Administrator may use any reasonable method for computing the income allocable to such excess deferrals, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. Any such refund shall be made on or before April 15 of the Plan Year following the Plan Year in which the excess deferral is made. The amount of excess deferrals that may be distributed under this paragraph (a)(3) with respect to a Participant for any taxable year shall be reduced by any excess contributions previously distributed pursuant to paragraph (a)(7) with respect to such Participant for the Plan Year ending with or within such taxable year.

(4)        (A) Any salary reduction agreement shall be executed and in effect prior to the end of the pay period to which it applies. Any such agreement may be revised by the Participant, in accordance with rules and procedures established by the Plan Administrator.

   (B) A salary reduction agreement may be executed with respect to a bonus provided the amount of any such bonus is not “currently available” to an Employee on the date such salary reduction agreement is executed. For this purpose, an amount is not currently available to an Employee if there is a significant limitation or restriction on the Employee’s right to receive the amount currently or if the Employee may under no circumstances receive the amount before a particular time in the future.

(5) A Participant may suspend further elective contributions to the Plan at any time, provided the request for such suspension is received by the Plan Administrator prior to the first day of the first pay period to which such suspension applies. Any Participant who suspends further contributions relating to periodic pay may resume making elective contributions to the Plan by providing notice in accordance with rules and procedures established by the Plan Administrator.

(6)        (A) The Plan Administrator may establish such other rules and procedures regarding Participant salary reduction agreements and elective contributions as it deems necessary, which rules and procedures shall be applied in a uniform, nondiscriminatory manner.

   (B) The Plan Administrator shall have the right to require any Participant to reduce his elective contributions under any such agreement, or to refuse deferral of all or part of the amount set forth in such agreement, if necessary to comply with the requirements of this Plan and the Code.

(7)        (A) In the event that the elective contributions of Highly Compensated Employees exceed the limitations set forth in paragraph (e), such excess (plus the earnings thereon), determined as set forth in subparagraph (7)(B) below, may be distributed to the Highly Compensated Employees described in subparagraph (7)(C), below, on or before the 15th day of the third month after the close of the Plan Year to which the excess contributions relate. Notwithstanding the preceding sentence, the Plan Administrator shall in no event delay the distribution of any excess elective contributions (plus the earnings thereon) beyond the date that is 12 months after the close of the Plan Year to which the excess contributions relate.

   (B) (i) The amount of such excess for the Plan Year shall be equal to the amount by which the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio for the Plan Year would be reduced to the extent required to

a. enable the arrangement to satisfy the limitations set forth in paragraph (e), or

b. cause such Highly Compensated Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

This process shall be repeated until the arrangement satisfies the limitations set forth in paragraph (e).

(ii) For each Highly Compensated Employee described in subparagraph (7)(B)(i) above, the amount of such excess shall be deemed to equal

a. the total elective contributions, plus qualified nonelective contributions, if any, that are treated as elective contributions, on behalf of the Participant (determined prior to the application of this paragraph (a)(7)), minus

b. the amount determined by multiplying the Participant’s Actual Deferral Ratio (determined after application of this paragraph (a)(7)) by his compensation used in determining such ratio.

   (C) The elective contributions of the Highly Compensated Employee with the highest dollar amount of elective contributions for the Plan Year shall be reduced by an amount equal to the excess elective contributions determined under subparagraph (7)(B). The reduced amount shall be distributed to such Highly Compensated Employee in accordance with subparagraph (7)(A); provided, further, that such Highly Compensated Employee’s elective contributions shall be reduced to a level that is equal to the elective contributions of the Highly Compensated Employee with the next highest dollar amount of elective contributions. Thereafter, the elective contributions of the Highly Compensated Employees with the same dollar amounts of elective contributions shall be reduced on an equal basis by an amount equal to any additional excess elective contributions determined under subparagraph (7)(B) above, which reduced amounts shall be distributed to such Highly Compensated Employees in accordance with subparagraph (7)(A). For purposes of this subparagraph, elective contributions shall include amounts treated as elective contributions.

   (D) The amount of excess elective contributions that may be distributed under this paragraph (a)(7) with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to such Participant under paragraph (a)(3) for the Participant’s taxable year ending with or within such Plan Year.

   (E) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(b) Matching Contributions.

(1) Each Employer may make matching contributions to the Trust in each Plan Year, as follows:

   (A) Basic Matching Contributions.

Each Employer, in its discretion, may contribute a basic matching contribution on behalf of each Participant for whom an elective contribution is made during the Plan Year. The amount of such basic matching contribution will be equal to a discretionary percentage of each Participant’s elective contribution for the Plan Year. No basic matching contribution shall be made with respect to a Participant’s elective contribution per payroll period that exceeds a specified percentage of his Compensation for such payroll period as determined by the Employer.

(B) Incentive Matching Contributions.

Each Employer, in its discretion, may contribute an incentive matching contribution on behalf of each Participant (i) for whom an elective contribution is made during the Plan Year, and (ii) who is employed on January 31 in the Plan Year immediately following the Plan Year for which the incentive matching contribution is made. The amount of such incentive matching contribution will be equal to a discretionary percentage of each eligible Participant’s elective contribution for the Plan Year. No incentive matching contribution shall be made with respect to a Participant’s elective contribution for the Plan year that exceeds a specified percentage of his Compensation for such Plan year as determined by the Employer.

(C) Basic matching contributions and incentive matching contributions may be made by each Employer independent of any other Employer, and the matching percentage and Compensation caps applicable to each such type of matching contribution for a Plan Year shall be separately stated by each Employer.

(D) Except where specifically provided otherwise, the basic matching contributions and incentive matching contributions under this paragraph (1) shall be aggregated and treated together as “matching contributions” under this Plan.

(2) No matching contribution shall be made for the portion of a Participant’s elective contribution (i) that is subject to the refund requirements of paragraphs (a)(3) and (a)(7) or (ii) that exceeds the limitations of paragraph (e) of Article VI.

(3) Any matching contribution made by an Employer on account of an elective contribution that has been refunded pursuant to paragraph (a)(3) or paragraph (a)(7), above, or distributed to satisfy the limitations set forth in paragraph (e) of Article VI shall be forfeited and used as an additional matching contribution for the Plan Year in which the forfeiture occurs.

(4) In the event that the matching contributions of Highly Compensated Employees exceed the limitations of paragraph (e):

   (A) The nonvested portion of such excess (including earnings thereon), if any, determined as set forth in subparagraph (4)(C) below, shall be forfeited and used as an additional matching contribution for the Plan Year in which the forfeiture occurs.

   (B) The vested portion of such excess (including earnings thereon), if any, determined as set forth in subparagraph (4)(C) below,

shall be distributed to the Highly Compensated Employees described in subparagraph (4)(F) below, on or before the 15th day of the third month after the close of the Plan Year to which the matching contributions relate. Notwithstanding the preceding sentence, the Plan Administrator shall in no event delay the distribution of any excess matching contributions (plus the earnings thereon) beyond the date that is 12 months after the close of the Plan Year to which the excess contributions relate.

   (C) The amount of such excess for the Plan Year shall be equal to the amount determined by the following leveling method, under which the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio would be reduced to the extent required to

(i) enable the Plan to satisfy the limitations set forth in paragraph (e), or

(ii) cause such Highly Compensated Employee’s Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

This process shall be repeated until the Plan satisfies the limitations set forth in paragraph (e). For each Highly Compensated Employee, the amount of such excess is equal to the total matching contributions, plus elective contributions and qualified nonelective contributions, if any, treated as matching contributions, on behalf of the Employee (determined prior to the application of this paragraph (b)(4)(C)) minus the amount determined by multiplying the Employee’s Actual Contribution Ratio (determined after application of this paragraph (b)(4)(C)) by his compensation used in determining such ratio.

   (D) In determining the amount of such excess, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee’s compensation.

   (E) In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of matching contributions on behalf of such Highly Compensated Employee for such Plan Year.

   (F) The matching contributions of the Highly Compensated Employee with the highest dollar amount of matching contributions for the Plan Year shall be reduced by an amount equal to the excess matching contributions determined in accordance with subparagraph (4)(C) above. The reduced amount shall be either forfeited or distributed to such Highly

Compensated Employee in accordance with subparagraphs (4)(A) and (B) above, provided, further, that such Highly Compensated Employee’s matching contributions shall be reduced to a level that is equal to the matching contributions of the Highly Compensated Employee with the next highest dollar amount of matching contributions. Thereafter, the matching contributions of the Highly Compensated Employees with the same dollar amounts of matching contributions shall be reduced on an equal basis by an amount equal to any additional excess matching contributions determined in accordance with subparagraph (4)(C) above, which reduced amounts shall be either forfeited or distributed to such Highly Compensated Employees in accordance with subparagraphs (4)(A) and (B) above. For purposes of this subparagraph, matching contributions shall include amounts treated as matching contributions.

   (G) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.

(5) For purposes of paragraph (3) and subparagraph (4)(A), above, any forfeitures of matching contributions shall first be made from incentive matching contributions (as described in subparagraph (1)(A)), to the extent thereof, and only then from basic matching contributions (as described in subparagraph (1)(B)). Forfeitures of incentive matching contributions shall be allocated as additional incentive matching contributions, and forfeitures of basic matching contributions shall be allocated as additional basic matching contributions.

(6) For purposes of subparagraph (4)(B), above, distributions of excess matching contributions shall first be made from vested incentive matching contributions (as described in subparagraph (1)(A)), to the extent thereof, and only then from vested basic matching contributions (as described in subparagraph (1)(B)).

(c) Nonelective Contributions. An Employer, in its discretion, may make nonelective contributions to the Nonelective Contribution Accounts of Participants.

(d) Qualified Nonelective Contributions. An Employer, in its discretion, may make qualified nonelective contributions to the Qualified Nonelective Contribution Accounts of Participants.

(e) Actual Deferral Percentage and Actual Contribution Percentage Tests. The amounts contributed as elective and matching contributions shall be limited as follows:

(1) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the current Plan Year which meets either of the following tests:

(A) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25, or

(B) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise); and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees, multiplied by 2.0.

(2) (A) The Actual Contribution Percentage for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the greater of:

(i) 125% of the Actual Contribution Percentage for the group of all other eligible Employees for the current Plan Year, or

(ii) The lesser of 200% of the Actual Contribution Percentage for the group of all other eligible Employees for the current Plan Year, or the Actual Contribution Ratio for the group of all other eligible Employees for the current Plan Year, plus two (2) percentage points (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise).

(B) The Actual Contribution Percentage for the group of eligible Employees who are not Highly Compensated Employees shall be determined on the basis of the current Plan Year.

(3)        (A) For purposes of this paragraph (e), if two or more plans of an Employer to which elective contributions or matching contributions are made are elected by the Employer to be treated as one Plan for purposes of Section 410(b)(6) of the Code, such plans shall be treated as a single plan for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage.

(B) (1) The Actual Deferral Ratio of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by an Employer shall be determined by treating all such cash or deferred arrangements in which the Employee is eligible to participate (other than arrangements that may not be permissively aggregated) as a single arrangement.

(2) The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of an Employer to which Employee or matching contributions are made shall be determined by treating all such plans (other than arrangements that may not be permissively aggregated) as a single plan.

(4)      (A) An elective contribution will be taken into account in determining the Actual Deferral Percentage only if it relates to Compensation that either would have been received by the Employee in the Plan Year but for the Employee’s election to defer under the cash or deferred arrangement or is attributable to services performed by the Employee in the Plan Year and, but for the Employee’s election to defer, would have been received by the Employee within 2½ months after the close of the Plan Year.

  (B) An elective contribution will be taken into account in determining the Actual Deferral Percentage only if it is allocated to the Participant as of a date within that Plan Year; and provided further, that such allocation shall not be contingent on participation or performance of services and that such elective contribution shall be paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

(5) If the Plan Administrator determines, in accordance with the provisions of Section 1.401(m)-2 of the Treasury Regulations, that a multiple use of the alternative limitation has occurred, the Plan will make corrective distributions (or additional corrective distributions, if corrective distributions are already being made to correct a violation of the Actual Deferral Percentage (“ADP”) Test or Actual Contribution Percentage (“ACP”) Test), to the extent other corrective action is not taken or such other action is not sufficient to completely eliminate the multiple use test violation. Such corrective distributions may be determined as if they were being made to correct a violation of the ADP Test or a violation of the ACP Test, or a combination of both, as determined by the Plan Administrator. Any corrective distribution that is treated as if it were correcting a violation of the ADP Test will be determined under the rules described in subparagraph (a)(7) above. Any corrective distribution that is treated as if it were correcting a violation of the ACP test will be determined under the rules described in subparagraph (b)(4) above. Notwithstanding the foregoing, the multiple use test described in Treasury Regulation section 1.401(m)-2 and section V(e)(5) of the plan shall not apply for plan years beginning after December 31, 2001.

(f) Form and Timing of Contributions. Payments on account of the contributions due from an Employer for any Plan Year shall be made in cash or Employer Stock. Such payments may be made by a contributing Employer at any time, but payment of the Employer contributions for any Plan Year shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer’s federal income tax return for its taxable year with which or within which such Plan Year ends. Payment of any elective contribution must be made as soon as is administratively feasible following the date on which the contribution is withheld from a Participant’s pay, but in any case, no later than the fifteenth business day of the month following the month in which the contribution is withheld from a Participant’s pay.

(g) Rollover Contributions and Direct Transfers. The Trustee may accept rollover contributions and direct transfers, as follows:

(1) For Plan Years beginning prior to January 1, 2002, and with the consent of the Plan Administrator and in such manner as prescribed by the Plan Administrator, the Trustee may accept:

(A) a rollover contribution (as defined in the applicable sections of the Code) on behalf of an Employee, and

(B) a direct transfer from a trustee of another qualified plan in which an Employee is or was a participant.

(2) For Plan Years beginning after December 31, 2001, the Plan will accept Participant rollover contributions and/or direct rollovers of an eligible rollover distribution from the following types of plans described in Section 401(a) or 403(a) of the Code, excluding after-tax Employee contributions:

(A) General. The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code.

(B) Participant Rollover Contributions from Other Plans. The Plan will accept a Participant contribution of an eligible rollover distribution from a qualified plan described in Section 401(a) or 403(a) of the Code.

(C) Participant Rollover Contributions from IRAs. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(3) Any Transfer Contribution Account, ESOP Merger Account or Retirement Savings Plan Merger Account that would cause this Plan to be a transferee plan within the meaning of Section 401(a)(11)(B)(iii)(III) of the Code shall be accounted for separately, and shall be subject to the requirements of Sections 401(a)(11) and 417 of the Code.

(h) No Duty to Inquire. The Trustee shall have no right or duty to inquire into the amount of any contribution made by an Employer or any Participant or the method used in determining the amount of any such contribution, or to collect the same, but the Trustee shall be accountable only for funds actually received by it.

ARTICLE VI

Participants’ Accounts and Allocation of Contributions

(a) Common Fund. The assets of the Trust shall constitute a common fund in which each Participant shall have an undivided interest.

(b) Establishment of Accounts.

(1) The Plan Administrator shall establish and maintain with respect to each Participant an account, designated as a Nonelective Contribution Account, Elective Contribution Account, Matching Contribution Account and Qualified Nonelective Contribution Account.

(2)        (A) For each Participant who has been credited with a rollover contribution or a transfer from another qualified plan pursuant to Article V, the Plan Administrator shall establish and maintain a Rollover Contribution Account or a Transfer Contribution Account.

   (B) In the case of a direct transfer of assets from another plan, the protected benefits (within the meaning of Section 411(d)(6) of the Code) attributable to the transferor plan shall apply to the assets in the Participant’s Transfer Contribution Account.

(3) The Plan Administrator shall establish and maintain an ESOP Merger Account and/or a Retirement Savings Plan Merger Account for each Participant for whom assets from the Tech Data Corporation Employee Stock Ownership Plan and/or the Tech Data Corporation Retirement Savings Plan have been merged into this Plan.

(4) The Plan Administrator may establish such additional Accounts as are necessary to reflect a Participant’s interest in the Trust Fund.

(c) Interests of Participants. The interest of a Participant in the Trust Fund shall be the vested balance remaining from time to time in his Accounts after making the adjustments required in paragraph (d).

(d) Adjustments to Accounts. Subject to the provisions of paragraph (e), the Accounts of a Participant shall be adjusted from time to time as follows:

(1) First, the value of a Participant’s Accounts shall be converted into units or shares.

(2) Next, contributions made on each Valuation Date shall be credited in accordance with the following and shall be used to purchase additional units or shares:

   (A) The Elective Contribution Account of a Participant shall be credited with any elective contributions not previously credited.

(B) The Matching Contribution Account of a Participant shall be credited with any matching contributions made by his Employer not previously credited.

(C) The Nonelective Contribution Account of a Participant shall be credited with his share of the nonelective contribution not previously credited, if any, made by his Employer with respect to the Plan Year to which such contribution relates. The amount of the nonelective contribution credited to a Participant shall be the amount that bears the same ratio to the total of such nonelective contributions as the Participant’s Compensation bears to the total Compensation of all Participants who are entitled to share in the nonelective contributions for the Plan Year.

(i) A Participant shall not be entitled to share in the nonelective contribution for a Plan Year unless (a) the Plan Year constitutes a Year of Service for such Participant and he is employed by his Employer on the last day of the Plan Year, or (b) his employment is terminated during the Plan Year as a result of retirement, disability or death.

(ii) a. I. In the event that the requirements set forth in subparagraph (i) above would cause this Plan to fail to satisfy the coverage requirement described in subparagraph (ii)a.II. below, a Participant shall be entitled to share in the nonelective contribution if he satisfies the requirements of subparagraph (ii)b. below.

II. In order to satisfy the coverage requirement of this subparagraph (ii)a.II. for the Plan Year, the Plan’s ratio percentage (as described in subparagraph (ii)a.III. below) with respect to the Employer contribution for the Plan Year shall be at least seventy percent (70%).

III. For purposes of this subparagraph (ii)a., “ratio percentage” shall mean the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the percentage of the Non-Highly Compensated Employees (as defined below) who benefit under the Plan by the percentage of the Highly Compensated Employees who benefit under the Plan.

1. For purposes of determining the ratio percentage applicable to any contribution made pursuant to Article V and allocated pursuant to Article VI, the percentage of the Non-Highly Compensated Employees who benefit under the Plan shall be determined by dividing the number of Non-Highly Compensated Employees who are Participants in the Plan and are entitled to share in the applicable contribution under the Plan by the total number of Non-Highly Compensated Employees who have met the service requirements of paragraph (b) of Article IV. The percentage of the Highly Compensated Employees who benefit under the Plan shall be determined by dividing the number of Highly Compensated Employees who are Participants in the Plan and are entitled to share in the applicable contribution under the Plan by the total number of Highly Compensated Employees who have met the service requirements of paragraph (b) of Article IV.

2. The Plan’s ratio percentage shall be determined as of the last day of the Plan Year, taking into account all Employees who were Employees on any day during the Plan Year.

b. If this Plan would otherwise fail to satisfy the requirements of subparagraph (ii)a. for the Plan Year, a Participant shall be entitled to share in the Employer nonelective contribution credited if the following requirements are satisfied:

I. he is a Non-Highly Compensated Employee;

II. he completes more than 500 Hours of Service during such Plan Year, regardless of whether he is employed by his Employer on the last day of the Plan Year; and

III. the crediting of a share of the contribution to the Participant is required by this subparagraph (ii)b.III. The number of Participants required to be credited with a contribution by this subparagraph (ii)b.III. (the “Required Number of Participants”), when added to the Non-Highly Compensated Employees who are eligible to be credited with a contribution pursuant to the provisions of subparagraph (C)(i), shall be equal to the minimum number of Non-Highly Compensated Employees who are required to be credited with an Employer contribution under the Plan during the Plan Year in order to satisfy the minimum coverage requirement of subparagraph (ii)a. A Participant will be credited with a contribution under this subparagraph (ii)b.III. if the Participant is among the Required Number of Participants paid the lowest Compensation by his Employer for the Plan Year (determined without regard to those Participants who are entitled to be credited with a contribution pursuant to subparagraph (C)(i) above).

(D) The Qualified Nonelective Contribution Account of a Participant shall be credited with his share of the qualified nonelective contribution made by his Employer not previously credited as follows:

(i) The amount of the qualified nonelective contribution shall be credited first to the Participant who is a Non-Highly Compensated Employee and whose eligible Compensation as described in paragraph (k) of Article I for the Plan Year is the lowest of all Plan Participants in an amount that does not exceed the limitations on Annual Additions described in paragraph (e) of this Article; provided, further, that if any qualified nonelective contributions remain to be credited, then such qualified nonelective contributions shall be credited to the Non-Highly Compensated Employee whose eligible Compensation as described in paragraph (k) of Article I for the Plan Year is the second lowest of all Plan Participants in the same manner as the first level of crediting and such crediting process shall continue until all of the qualified nonelective contributions are credited; provided, however, that a Participant who is a Highly Compensated Employee or a Non-Highly Compensated Employee who has not met the minimum age and service requirements of Section 410(a)(1)(a) of the Code as of the last day of the Plan Year for which the qualified nonelective contribution is being made shall not be eligible to be credited with qualified nonelective contributions.

(ii) Adequate accounting procedures shall be established so that portions credited to the Qualified Nonelective Contribution Account and used to determine the Actual Contribution Percentage and the Actual Deferral Percentage may be separately identified.

   (E) The Rollover Contribution Account and Transfer Contribution Account of a Participant shall be credited with any rollover or transfer contributions not previously credited.

   (F) Elective, Employer (matching and nonelective) and qualified nonelective contributions shall be attributable to the Plan Year with respect to which such contributions relate.

(3) Finally, the amount of distributions, withdrawals or transfers between investment funds, or other fees not previously charged to the Participant’s Accounts shall be charged to the appropriate Accounts of the Participant and the number of units or shares equal in value to the amount paid from the Participant’s Accounts shall be deducted from the Participant’s outstanding units or shares.

(4) For each Plan Year in which this Plan is a Top Heavy Plan, a Participant who is employed by an Employer on the last day of such Plan Year and who is a Non-Key Employee for such Plan Year shall be entitled to receive a combined credit of contributions and forfeitures to his Nonelective Contribution Account and his Qualified Nonelective Contribution Account equal in the aggregate to at least three percent (3%) of his Section 415 Compensation (or, if less, the highest percentage of such Section 415 Compensation credited to a Key Employee’s Account hereunder, as well as his employer contribution accounts under any other defined contribution plan maintained by such Employer or an Affiliate, including any elective contribution to any plan subject to Section 401(k) of the Code), except to the extent such a contribution is made by an Employer or an Affiliate on behalf of the Employee for the Plan Year to any other defined contribution plan maintained by such Employer or Affiliate. For Plan years beginning after December 31, 2001, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(5) The Plan Administrator also may adopt such additional accounting procedures as are necessary to accurately reflect each Participant’s interest in the Trust Fund, which procedures shall be effective upon approval by the Employer. All such procedures shall be applied in a consistent and nondiscriminatory manner.

(e) Limitation on Allocation of Contributions.

(1) Notwithstanding anything contained in this Plan to the contrary, for Plan Years beginning after December 31, 2001, and except to the extent permitted under Section V(a)(1)(B) and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation year shall not exceed the lesser of:

(A) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

(B) 100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

(2) The compensation limit referred to in subparagraph (e)(1)(B) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

(3) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by any Employer or any Affiliate and the aggregate annual additions to and projected benefits under all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the annual additions and projected benefits for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in subparagraph (3). Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments may be made to other plans.

(4) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant’s Section 415 Compensation, a reasonable error in determining the amount of elective contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant would cause the limitations set forth in this paragraph (e) to be exceeded, the excess amount shall be deemed first to consist of elective contributions, which excess shall be returned to the Participant. Any remaining excess amount shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan

Years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the Plan Year. If the Participant is not covered by the Plan as of the end of the Plan Year, such excess amount shall be held unallocated in a suspense account for the Plan Year and reallocated among the Participants as of the end of the next Plan Year to all of the Participants in the Plan in the same manner as an Employer contribution under the terms of paragraph (d) of this Article VI before any further Employer contributions are allocated to the Accounts of the Participants, and such allocations shall be treated as Annual Additions to the Accounts of the Participants. In the event that the limits on Annual Additions for any Participant would be exceeded before all of the amounts in the suspense account are allocated among the Participants, then such excess amounts shall be retained in the suspense account to be reallocated as of the end of the next Plan Year and any succeeding Plan Years until all amounts in the suspense account are exhausted.

(f) Exercise of Voting and Other Rights. Any voting and other rights with respect to shares of Employer Securities held as part of each Participant’s Accounts, or a part of any suspense account within the Trust Fund shall be exercised as follows:

(1)        (A) If any Employer does not have a registration-type class of securities, as defined in Section 409(e) of the Code, each Participant who is an Employee of such Employer shall be entitled to direct the Trustee as to the exercise of any voting rights, attributable to shares allocated to his Accounts, with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of a trade or business.

   (B) If any Employer has a registration-type security, as defined in Section 409(e) of the Code, any voting and other rights with respect to Employer Securities (including fractional shares) allocated to any Participant’s Accounts shall be exercised by the Trustee in accordance with instructions received from such Participant.

   (C) In connection with the exercise of the rights set forth in subparagraphs (A) and (B) above, the Trustee shall notify each Participant at least thirty (30) days prior to the date upon which such rights are to be exercised; provided, however, that the Trustee shall not be under any obligation to notify the Participants sooner that it receives such information as a security holder of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such thirty (30) day notice requirement, the Trustee shall notify the Participants regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights.

(D) Any voting and other rights with respect to Employer Securities (including fractional shares) held by the Trustee that are not allocated to the Participants’ Accounts shall be exercised by the Trustee in its discretion.

ARTICLE VII

Benefits Under the Plan

(a) Retirement Benefit

(1) A Participant shall be entitled to a retirement benefit upon his Normal Retirement Date. Until a Participant actually retires from the employ of his Employer, his retirement benefit shall not be paid and he shall continue to be treated in all respects as a Participant.

(2) Upon the retirement of a Participant as provided in subparagraph (1), such Participant shall be entitled to a retirement benefit paid in accordance with Article VIII in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefit.

(b) Disability Benefit

(1) In the event a Participant’s employment with his Employer is terminated by reason of his total and permanent disability, such Participant shall be entitled to a disability benefit paid in accordance with Article VIII in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefit.

(2) Total and permanent disability shall mean a medically determinable physical or mental impairment of a Participant which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months and which renders him unable to engage in any substantial gainful activity. The disability of a Participant will be deemed to have occurred only when certified by a physician who is acceptable to the Plan Administrator and only if such proof is received by the Administrator within sixty (60) days after the date of the termination of such Participant’s employment.

(c) Termination of Employment Benefit

(1) In the event a Participant’s employment with his Employer is terminated for reasons other than retirement, total and permanent disability or death, such Participant shall be entitled to a termination of employment benefit paid in accordance with Article VIII in an amount equal to his vested interest in the balance in his Accounts as of the date of distribution of his benefit.

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(2)        (A) A Participant’s vested interest in his Matching Contribution Account and his Nonelective Contribution Account shall be a percentage of the balance of such Accounts as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 1 Year of Service	0%
1 year, but less than 2 years	25%
2 years, but less than 3 years	50%
3 years, but less than 4 years	75%
4 or more years	100%

(B) Notwithstanding the foregoing, a Participant shall be 100% vested in his Matching Contribution Account and his Nonelective Contribution Account upon attaining his Normal Retirement Date if he is still an Employee. A Participant’s vested interest in his Elective Contribution Account, Qualified Nonelective Contribution Account, Retirement Savings Plan Merger Account and his Rollover Contribution Account shall be 100% regardless of the number of his Years of Service.

(C) A Participant’s vested interest in his ESOP Merger Account shall be a percentage of the balance of such Accounts as of the applicable Valuation Date, based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 3 Years of Service	0%
3 years, but less than 4 years	20%
4 years, but less than 5 years	40%
5 years, but less than 6 years	60%
6 years, but less than 7 years	80%
7 or more years	100%

(D) Notwithstanding the provisions of paragraph (c)(2)(C), above, for any Plan Year in which this Plan is a Top Heavy Plan, a Participant’s vested interest in his ESOP Merger Account shall be a percentage of the balance of his ESOP Merger Account based upon such Participant’s Years of Service as of the date of the termination of his employment, as follows:

TOTAL NUMBER OF YEARS OF SERVICE	VESTED INTEREST
Less than 2 Years of Service	0%
2 years, but less than 3 years	20%
3 years, but less than 4 years	40%
4 years, but less than 5 years	60%
5 years, but less than 6 years	80%
6 or more years	100%

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(E) If at any time this Plan ceases to be a Top Heavy Plan after being a Top Heavy Plan for one or more Plan Years, such change from being a Top Heavy Plan shall be treated as if it were an amendment to the Plan’s vesting schedule for purposes of paragraph 1 of Article XII.

(F) Notwithstanding the foregoing, a Participant shall be 100% vested in his ESOP Merger Account upon attaining his Normal Retirement Date if he is still an Employee.

(3) If the termination of employment results in five consecutive One Year Breaks in Service, then upon the occurrence of such five consecutive One Year Breaks in Service, the nonvested interest of the Participant in his Matching Contribution Account, Nonelective Contribution Account and ESOP Merger Account as of the Valuation Date concurring with the date of his termination of employment shall be deemed to be forfeited. Such forfeited amount shall be used to reduce his Employer’s contributions (other than elective contributions) under Article V. If the Participant is later reemployed by an Employer or an Affiliate, the unforfeited balance, if any, in his Matching Contribution Account, Nonelective Contribution Account and ESOP Merger Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant’s Years of Service after any five consecutive One Year Breaks in Service resulting from such termination of employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Matching Contribution Account, Nonelective Contribution Account and ESOP Merger Account that accrued before such five consecutive One Year Breaks in Service.

(4)        (A) Notwithstanding any other provision of this paragraph (c), if at any time a Participant is less than 100% vested in his Accounts and, as a result of his termination of employment, he receives his entire vested termination of employment benefit pursuant to the provisions of Article VIII, and the distribution of such benefit is made not later than the close of the fifth Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the non-vested interest of the Participant in his Accounts shall be deemed to be forfeited. Such forfeited amount shall be used to reduce his Employer’s contributions (other than elective contributions) under Article V.

   (B) If a Participant is not vested as to any portion of his Accounts, he will be deemed to have received a distribution immediately following his termination of employment. Upon the occurrence of such deemed distribution, the non-vested interest of the Participant in his Accounts shall be deemed to be forfeited. Such forfeited amount shall be used to reduce his Employer’s contributions (other than elective contributions) under Article V.

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(C) If a Participant whose interest is forfeited under this subparagraph (4) is reemployed by an Employer prior to the occurrence of five consecutive One Year Breaks in Service commencing after his distribution, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of (1) five years after the Participant’s resumption of employment, or (2) the close of a period of five consecutive One Year Breaks in Service, the full amount of the termination of employment benefit previously distributed to him. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a non-vested Participant whose interest was forfeited under this subparagraph (4) is reemployed by an Employer prior to the occurrence of five consecutive One Year Breaks in Service, the non-vested interest of the Participant previously forfeited pursuant to the provisions of this subparagraph (4) shall be restored to the Accounts of the Participant, such restoration to be made from forfeitures of non-vested interests and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Account balances of the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.

(d) Death Benefit

(1) In the event of the death of a Participant, the Participant’s beneficiary shall be entitled to a death benefit paid in accordance with Article VIII in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefit.

(2) Subject to the provisions of Article VIII, at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument filed with the Plan Administrator, signed by the Participant and bearing the signature of a witness to his signature. In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or beneficiaries shall predecease the Participant, then the personal representative of the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant, then his next of kin under the statute of descent and distribution of the state of such Participant’s domicile at the date of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

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(3) Notwithstanding the foregoing, except as provided in paragraph (c) of Article VIII with respect to the Retirement Savings Plan Merger Account, if the Participant is married as of the date of his death, the Participant’s surviving spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the spouse consents or has consented to the Participant’s designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse’s consent shall be a restricted consent (which may not be changed as to the beneficiary unless the spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this subparagraph (3), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if (A) the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Plan Administrator with a court order to such effect, or (B) the spouse cannot be located.

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ARTICLE VIII

Payment of Benefits

(a) Time of Benefit Payment.

(1)        (A) The distribution of the retirement, disability, termination of employment or death benefit to which a Participant is entitled under paragraph (a), (b), (c) or (d) of Article VII shall commence as soon as administratively practicable following the Participant’s retirement, disability, death or termination of employment.

   (B) For Plan Years beginning after December 31, 2001, a Participant’s elective contributions, qualified nonelective contributions and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

(2) Notwithstanding the foregoing, in the case of a Participant’s ESOP Merger Account, the distribution of the retirement, disability, termination of employment or death benefit to which a Participant is entitled under paragraph (a), (b), (c) or (d) of Article VII which is attributable to his ESOP Merger Account shall commence not later than the date provided for in this subparagraph (2).

   (A) The distribution of the retirement, disability or death benefit to which a Participant is entitled under paragraph (a), (b) or (d) of Article VII shall commence within the 12 month period following the close of the Plan Year in which the Participant’s employment with an Employer terminates on or after his Normal Retirement Date, disability or death, as the case may be.

   (B) The distribution of the termination of employment benefit to which a Participant is entitled under paragraph (c) of Article VII shall commence within the 12 month period following the close of the Plan Year that is the fifth Plan Year following the Plan Year in which the Participant’s termination of employment occurs, except that this subparagraph (2)(B) shall not apply if the Participant is reemployed by an Employer before the first day of such fifth Plan Year.

(3)        (A) Notwithstanding the foregoing provisions of this paragraph (and except as otherwise provided in paragraph (c) of this Article with respect to any Retirement Savings Plan Merger Account), no distribution shall be made of the retirement, disability or termination of employment benefit to which a Participant is entitled under paragraph (a), (b) or (c) of

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Article VII prior to his Normal Retirement Date unless the value of his benefit attributable to Employer contributions and Employee contributions, if any, determined at the time of distribution, does not exceed $5,000, or unless the Participant consents to the distribution.

(B) In the event that a Participant does not consent to a distribution of a benefit in excess of $5,000 to which he is entitled under paragraph (a), (b) or (c) of Article VII, the amount of his benefit shall be paid to the Participant not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his Normal Retirement Date.

(4) Notwithstanding anything contained herein to the contrary, any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to this paragraph shall commence not later than the earlier of:

(A) the 60th day after the last day of the Plan Year in which the Participant’s employment is terminated or, if later, in which occurs the Participant’s Normal Retirement Date; or

(B) April 1 of the calendar year immediately following

(i) the calendar year in which the Participant reaches age 70 1/2, or

(ii) if later, the calendar year in which the Participant retires; provided, however, that this subparagraph (4)(B)(ii) shall not apply in the case of a Participant who is a 5% owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

(5) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(A) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) the Participant, after receiving the notice, affirmatively elects a distribution.

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(b) Form of Benefit Payment. Except as otherwise provided in paragraph (c) of this Article with respect to the Retirement Savings Plan Merger Account, the form of benefit payment shall be determined by the Participant or, in the case the Participant has died, his beneficiary or beneficiaries. The options are:

(1)        (A) A lump sum distribution in cash or Employer Securities to the extent permitted by paragraph (d) of this Article; or

(B)        (i) In the case of a distribution from the Participant’s ESOP Merger Account, a distribution consisting of substantially equal annual or more frequent payments over a period not longer than the greater of (i) five years, or (ii) in the case of a Participant with a benefit the value of which exceeds $500,000, five years plus one additional year (but not more than five additional years) for each $100,000 or fraction thereof by which such benefit exceeds $500,000. The dollar amounts contained in this subparagraph (B) shall be adjusted by the Secretary pursuant to Section 409(o)(2) of the Code.

(ii) The portion of the Accounts of a Participant, or, in the case such Participant is dead, of his beneficiary or beneficiaries, that is not needed to make annual payments during the then current Plan Year shall remain a part of the Trust Fund and shall participate in the net increase or net decrease in the value of said Trust Fund as provided therein.

(2) Notwithstanding the provisions of subparagraph (1)(B) above:

(A) In the case of a retirement, disability or termination of employment benefit, in no event shall payments extend beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his designated beneficiary. If the Participant dies before receiving the entire amount payable to him, the balance shall be paid to his designated beneficiary or, if there is none, to the beneficiary specified Article VII; in each case the balance shall be distributed at least as rapidly as under the method being used prior to the Participant’s death.

(B) In the case of a death benefit,

(i) payment to the designated beneficiary shall begin within one year following the Participant’s death (unless the designated beneficiary is the Participant’s surviving spouse, in which case such benefit shall begin no later than the date the Participant would have reached age 70-1/2) and shall not, in any event, extend beyond the life expectancy of the designated beneficiary, and

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(ii) payment to a non-designated beneficiary shall be totally distributed within five years from the date of the Participant’s death.

(C)      (A) Notwithstanding the foregoing, payments under any of the options described in this paragraph shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder (including Prop. Reg. Section 1.401(a)(9)-2), and such other rules thereunder as may be prescribed by the Commissioner.

(D) For purposes of distributions required to commence pursuant to Section 401(a)(9) of the Code, life expectancies shall not be recalculated.

(c) Retirement Savings Plan Merger Accounts, Special Distribution Requirements. Notwithstanding the provisions of paragraphs (a) or (b) of this Article, any amounts attributable to a Retirement Savings Plan Merger Account to which a Participant is entitled under paragraph (a), (b), (c) or (d) of Article VII shall be subject to the requirements of this paragraph (c).

(1) No distribution shall be made of (1) the retirement, disability or termination of employment benefit attributable to Retirement Savings Plan Merger Account to which a Participant is entitled under paragraph (a), (b) or (c) of Article VII or (2) the death benefit attributable to Retirement Savings Plan Merger Account to which a Participant’s spouse is entitled under paragraph (d) of Article VII and which is payable in the form of a Qualified Preretirement Survivor Annuity, prior to the Participant’s Normal Retirement Date unless the value of his aggregate benefit does not (and did not at the time of any prior distribution) exceed $5,000, or unless the Participant and his spouse consent to the distribution. Notwithstanding the foregoing, no consent of a Participant’s spouse is needed for the distribution of benefit attributable to his Retirement Savings Plan Merger Account to which a Participant is entitled if such distribution is made in the form of a Qualified Joint and Survivor Annuity. If the Participant is unable to obtain spousal consent with respect to the distribution of the Participant’s Retirement Savings Plan Merger Account, the Participant may elect a distribution of his entire benefit attributable to his Accounts under the Plan other than his Retirement Saving Plan Merger Account.

(2) In the case of a Participant entitled to a distribution of benefits attributable to his Retirement Savings Plan Merger Account who is living on his Annuity Starting Date, any benefit attributable to his Retirement Savings Plan Merger Account and payable pursuant to paragraph (a), (b) or (c) of Article VII before his Annuity Starting Date shall be paid in the form having the effect of a Qualified Joint and Survivor Annuity, unless the Participant elects in writing to waive the Qualified Joint and Survivor Annuity.

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(A) Any such election with respect to the Participant’s Retirement Savings Plan Merger Account shall be invalid and shall not take effect unless:

(i) it is made by the Participant and received by the Plan Administrator during the 90-day period ending on the Annuity Starting Date; and

(ii) in the case of Participant who has a spouse, the spouse consents or has consented in writing to such election, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public; or the Participant or his beneficiary establishes to the satisfaction of the Plan Administrator that the consent otherwise required may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. Any consent by a spouse shall only be effective with respect to such spouse. A spouse’s consent may be either a restricted consent (which may not be changed as to either the beneficiary or the form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights).

(B) At least 30 days, but no more than 90 days before the Annuity Starting Date, a Participant shall be provided a form for the purpose of making the appropriate elections under the foregoing provisions of this section paragraph (c)(2). Accompanying such election form shall be a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make and the effect of an election to waive the Qualified Joint and survivor Annuity form of benefit; (iii) the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan; (iv) the rights of a Participant’s spouse; and (v) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. Once an election is made, it may be revoked in writing. Thereafter, another election may be made; provided, however, that the new election is received by the Administrator prior to the date on which payment of benefits commences and the other provisions of this paragraph (c)(2) are met with respect to such new election. Notwithstanding the foregoing, a Participant can affirmatively elect to receive payment of benefits prior to the expiration of the aforementioned 30 day period if (i) the Plan Administrator provides information to the

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Participant that clearly indicates that the Participant has at least 30 days to consider his election, (ii) the Participant is permitted to revoke such election anytime prior to date payment of benefits commence and (iii) the payment of benefits shall not commence until at least the eighth (8th) day following the day the Participant is provided with aforementioned election form and written explanation regarding the payment of benefits.

(3) If a Participant who is entitled to benefits attributable to his Retirement Savings Plan Merger Account dies before his Annuity Starting Date and has a spouse on the date of his death, any death benefit attributable to his Retirement Savings Plan Merger Accounts shall be paid in the form having the effect of a Qualified Preretirement Survivor Annuity unless the Participant elects in writing to waive the Qualified Preretirement Survivor Annuity and designate a nonspouse beneficiary.

   (A) Such election to waive the Qualified Preretirement Survivor Annuity and designate a nonspouse beneficiary shall be invalid and shall not take effect unless:

(i) it is made by the Participant and received by the Plan Administrator during the period that begins on the first day of the Plan Year in which the Participant reaches age 35 (or if the Participant’s employment is terminated before he attains age 35, the date on which such Participant’s employment is terminated) and that ends on the date of the Participant’s death (subject to such regulations as may be issued by the Secretary of Treasury)

(ii) the Participant’s spouse consents or has consented in writing to such election and to any designation of a nonspouse beneficiary, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public; or the Participant or his beneficiary establishes to the satisfaction of the Plan Administrator that the consent otherwise required may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. Any consent by a spouse shall only be effective with respect to such spouse. A spouse’s consent may be either a restricted consent (which may not be changed as to the beneficiary or (except as otherwise permitted by law) form of payment unless the spouse consents to such change in the manner described herein) or a general consent (which acknowledges that the spouse has the right to limit consent only to a specific beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights).

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(B) A Participant shall be provided a form for the purpose of making the appropriate elections under the foregoing provisions of this paragraph (c). Such form shall be provided (subject to such regulations as may be issued by the Secretary of the Treasury) during such of the following periods as shall end last:

(i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(ii) a reasonable period after he becomes a Participant; or

(iii) a reasonable period after his employment is terminated in the case of a Participant whose employment is terminated before he attains age 35.

(C) Accompanying such election form shall be a written explanation of the terms and conditions and the financial effect of the election and of the rights of the Participant’s spouse. Once an election is made, it may be revoked in writing. Thereafter, another election may be made; provided that the new election is received by the Administrator prior to the Participant’s death and the other provisions of this paragraph (c) are met with respect to such new election.

(D) If the Participant’s death benefit attributable to his Retirement Savings Plan Merger Account is payable to his spouse as a Qualified Preretirement Survivor Annuity, or if a spouse executes a restricted consent waiving a Qualified Preretirement Survivor Annuity and consenting to the designation of a nonspouse beneficiary, the spouse, or the Participant’s designated beneficiary, as the case may be, may waive the annuity form of benefit after the Participant’s death and select an optional form of benefit as provided in paragraph (c)(5).

(4) Notwithstanding paragraphs (c)(2) and (c)(3) of this Article, any benefit attributable to a Participant’s Retirement Savings Plan Merger Account provided under this Plan that is not more than $5,000 shall be paid in the form of a lump sum.

(5) In the case of any Participant to whom the provisions of paragraphs (c)(2), (c)(3) and (c)(4) of this Article do not apply, the manner of payment of his retirement, disability, death, or other termination of employment benefit attributable to his Retirement Savings Plan Merger Account shall be determined by such Participant or, in case such Participant has died, his beneficiary or beneficiaries. The options are:

(A) Option A - Such amount shall be paid in one lump sum in cash.

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(B) Option B - Such amount shall be paid in a life annuity or a life annuity with a period certain.

(6) The Participant (or his spouse) shall be permitted to elect whether life expectancies will be recalculated for purposes of distributions under paragraph (c)(5) of this Article. Such election must be made by the Participant (or his spouse) no later than the date that distributions are required to commence pursuant to Section 401(a)(9) of the Code. If the Participant (or his spouse) fails to make such election, life expectancies shall not be recalculated.

(7) Notwithstanding the foregoing, payments under any of the options described in paragraph (c)(5) of this Article shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder (including Prop. Reg. Section 1.401(a)(9)-2), and such other rules thereunder as may be prescribed by the Commissioner.

(8) Notwithstanding the foregoing provisions of this paragraph (c), for distributions commencing on and after September 1, 2001, any benefit attributable to a Participant’s Retirement Savings Plan Merger Account provided under this Plan shall be paid in the form of a single lump sum payment in cash and no other form of benefit distribution shall be available to the Participant.

(d) Property Distributed. Notwithstanding paragraph (b) of this Article, distribution of Participant’s balance under his ESOP Merger Account attributable to Employer Securities will be made in shares of Employer Securities or in cash in the following manner:

(1) A Participant entitled to a distribution will be notified in writing of his right to demand that all or any part of the distribution be made in whole shares of Employer Securities, except for cash in lieu of fractional shares. The Participant may, within thirty (30) days following the date of the Plan Administrator’s notification of such right, notify the Plan Administrator in writing of his demand that all or a specified portion of the distribution be made in whole shares of Employer Securities. If the Participant exercises such right of demand, the balance in the Participant’s ESOP Merger Account under the Plan, to the extent necessary to comply with such demand, shall be used to acquire whole shares of Employer Securities for distribution at the then Fair Market Value, with the value of fractional shares of Employer Securities distributed in cash.

(2) In the absence of the timely exercise of such right as set forth above, or if the Participant demands that less than all of such distribution be made in whole shares of Employer Securities, distribution of the Participant’s

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benefit, or the portion thereof not demanded in whole shares of Employer Securities, shall be made in whole shares of Employer Securities, or in cash, or partially in shares of Employer Securities or partially in cash, as determined by the Plan Administrator.

(3) The right of a Participant to receive a distribution in whole shares of Employer Securities pursuant to this paragraph (b) shall not apply to the extent the Participant has exercised his right to diversify his ESOP Merger Account pursuant to Article X.

(e) Share Legend. Shares of Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

(f) Distribution for a Minor Beneficiary. In the event a distribution is to be made to a beneficiary who is a minor under the laws of the state in which the beneficiary resides, the Plan Administrator may, in the Plan Administrator’s sole discretion, direct that such distribution be paid to the legal guardian or custodian of such beneficiary as permitted by the laws of the state in which said beneficiary resides. A payment to the legal guardian or custodian of a minor beneficiary shall fully discharge the Trustee, Employer, Plan Administrator, and Plan from further liability on account thereof.

(g) Location of Participant or Beneficiary Unknown. In the event that all, or any portion of the distribution payable to a Participant or his beneficiary, hereunder shall remain unpaid after the Participant has incurred five consecutive One Year Breaks in Service solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the provisions of Article VII. In the event a Participant or beneficiary of such Participant is located subsequent to his benefit being forfeited, the amount forfeited (unadjusted for gains and losses) shall be restored to the Participant’s Accounts. Such restoration shall be made from forfeitures occurring in the Plan Year of the restoration and, if necessary, by contributions of his Employer.

(h) Transfer to Other Qualified Plans. The Trustee, upon written direction by the Plan Administrator, shall transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Code relating to qualified plans and trust, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose.

(i) Direct Rollovers.

(1) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s (as defined below) election under this

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paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below).

(2) For purposes of this paragraph, the following terms shall have the following meanings:

(A) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

(B) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. For distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For purposes of the preceding sentence, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(C) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

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(D) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

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ARTICLE IX

Hardship and Other Distributions

(a) Hardship Distributions. The Plan shall not permit hardship distributions.

(b) Distributions After Age 59½. Upon reaching age 59½, a Participant may apply to the Plan Administrator (but not more than once during any 12-month period) for a single sum distribution of any portion of his Accounts; provided, however, that such distribution is only available from Accounts which are 100% vested. In the case of the Retirement Savings Plan Merger Account, the provisions of paragraph (c) of Article VIII shall apply.

(c) In-Service Distribution of ESOP Merger Account.

(1) Notwithstanding any other provisions of the Plan or the Trust, each Qualified Participant in the Plan may elect within 90 days after the close of each Plan Year in the Qualified Election Period (or more frequently, if permitted by the Plan Administrator on a uniform, nondiscriminatory basis) to receive a distribution of the value (determined as of the preceding Valuation Date) of no more than 25% (in whole multiples of 1%) of the number of shares of Employer Securities allocated to his ESOP Merger Account.

(2) The amount that may be distributed pursuant to this paragraph shall be determined by multiplying the number of shares of Employer Securities credited to the Participant’s ESOP Merger Account (including shares of Employer Securities the value of which has been previously distributed pursuant to this paragraph) by 25% or, with respect to a Participant’s final election, 50% reduced by the amount of any prior distributions received by such Participant pursuant to this paragraph.

(3) The Plan Administrator shall direct the Trustee to make distributions under this paragraph to Qualified Participants pursuant to their valid and timely elections within 180 days after the end of the Plan Year to which such elections apply.

(4) Notwithstanding the foregoing, a Qualified Participant shall not be entitled to make the election hereunder for a Plan Year within the Qualified Election Period if the fair market value of his Employer Securities Account as of the last day of such Plan Year is less than $500.

(5) For purposes of this paragraph, the following definitions shall apply:

(A) “Qualified Election Period” shall mean the six Plan Year period beginning with the first Plan Year in which the Participant first becomes a Qualified Participant.

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(B) “Qualified Participant” shall mean any Participant who, prior to January 1, 2000, has attained age 55 and has been a Participant in the Tech Data Corporation Employee Stock Ownership Plan for at least ten years.

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ARTICLE X

Investment Funds and Loans to Participants

(a) Investment Funds.

(1) Each Participant may direct the Plan Administrator to invest his Accounts, including his ESOP Merger Account, in one or more investment funds that may be made available from time to time and/or in Employer Securities. A Participant’s Accounts shall be divided into sub-accounts to properly account for the various investment funds in which such Accounts are invested. Each sub-account shall be adjusted as of each Valuation Date in accordance with Article VI to account for distributions, withdrawals, loans, contributions and forfeitures allocated to it and with respect to its share of the income, loss, appreciation and depreciation of such investment fund.

(2) This Plan is intended to satisfy the requirements of an “ERISA Section 404(c) Plan” providing Participants (and beneficiaries) with the opportunity to exercise control over the investment of assets held in their Accounts and to select, from a broad range of investment funds, the manner in which some or all of the assets in their Accounts are invested. The Trustee intends to select and offer investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder.

(3) The Plan Administrator shall establish procedures regarding Participant investment direction as are necessary, which procedures shall be communicated to all Participants and applied in a uniform, nondiscriminatory manner.

(4) Each investment fund shall be treated separately for purposes of (A) crediting dividends, interest, and other income on the investments in a particular investment fund, and all realized and unrealized gains shall be credited to that fund, and (B) charging brokerage commissions, taxes, and other charges and expenses in connection with the investments in a particular investment fund, and all realized and unrealized losses shall be charged to that fund. Other charges or fees separately incurred and not charged to an investment fund, and incurred as a result of an election made by a Participant associated with the investment of his Accounts, shall be charged against his Accounts in accordance with Article VI.

(5) Neither the Trustee, the Plan Administrator, nor any other person shall be under any duty to question any election by a Participant or to make any suggestions to him in connection therewith. Any loss occasioned by a Participant’s election or failure to change an election of an investment fund shall not be the responsibility of the Trustee, the Plan Administrator, or any other person. Nor shall the Trustee or the Plan Administrator be liable to any

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Participant for failure to make an investment in any investment fund elected by him if in the exercise of due diligence the Trustee has not been able to acquire satisfactory securities or other property for that fund satisfying the specifications and parameters established by the Plan Administrator and reasonable requirements as to price, terms, and other conditions, or for inability to liquidate an investment in a fund promptly upon receipt of a new election form from the Participant.

(b) Loans to Participants. Participant loans shall be available under the Plan in accordance with a written loan policy adopted by the Plan Administrator.

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ARTICLE XI

Trust Fund and Expenses of Administration

(a) Trustee. The Trust Fund shall be held by the Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under the Trust Agreement. The Trust Agreement may from time to time be amended in the manner therein provided. Similarly, the Trustee may be changed from time to time in the manner provided in the Trust Agreement.

(b) Expenses of Administration.

(1)        (A) Unless otherwise paid or provided by the Company and the other Employers, the assets of the Trust Fund shall be used to pay all expenses of the administration of the Plan and the Trust Fund, including the Trustee’s compensation, the compensation of any investment manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust.

(B)        (i) The Company and the other Employers may pay the expenses of the Plan and the Trust Fund. Any such payment by the Company or another Employer shall not be deemed a contribution to this Plan.

   (ii) To the extent the Company and/or the other Employers pay expenses of the Plan and Trust Fund, the Plan Administrator may direct the Trustee to reimburse the Company and/or the other Employers from the Trust Fund.

(2) Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

(3) For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of a retirement trust. Any individual trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred).

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ARTICLE XII

Amendment and Termination

(a) Restrictions on Amendment and Termination of Plan. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time, and from time to time, to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

(1) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

(2) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

(3) shall (A) reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law, or (B) reduce or restrict either directly or indirectly any benefit provided any Participant prior to the date an amendment is adopted;

(4) shall reduce the Accounts of any Participant;

(5) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

(6) shall increase the duties or liabilities of the Trustee without its written consent.

(b) Amendment of Plan. Subject to the limitations stated in paragraph (a), the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder, to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.

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(c) Discontinuance of Contributions.

(1)        (A) Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company) at any time without any liability whatsoever for such permanent discontinuance.

(B) In the event an Employer decides to permanently discontinue making contributions under this Plan, such decision shall be evidenced by an appropriate resolution (of the Board in the case of a corporate Employer) and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee.

(2)        (A) Upon the occurrence of any of the events described in subparagraph (1) above, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such permanent discontinuance of contributions. All such vested interests shall be nonforfeitable.

(B) In the event there is a permanent discontinuance of contributions under this Plan without formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur as of the last day of the Plan Year in which a substantial contribution was made to the Trust.

(d) Termination Procedure.

(1)        (A) The Company, in its sole and absolute discretion, may terminate this Plan and the Trust, completely or partially, at any time without any liability for such complete or partial termination.

(B) In the event the Company decides to terminate this Plan and the Trust, such decision shall be evidenced by an appropriate resolution and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee.

(2) In the event the Plan is terminated, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trust. All such vested interests shall be nonforfeitable.

(3) Following a termination, complete or partial, and after payment of all expenses and adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive, provided that no successor plan has been established, a distribution of the amounts then credited to his Accounts in accordance with the provisions of Article VIII.

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ARTICLE XIII

Miscellaneous

(a) Merger or Consolidation. This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.

(b) Alienation.

(1) Except as provided in subparagraph (2), no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

(2)        (A) Notwithstanding the provisions of subparagraph (b)(1), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. This Plan shall permit distributions pursuant to a Qualified Domestic Relations Order at any time.

(B) The Plan Administrator shall establish procedures consistent with Section 414(p) of the Code to determine if any order received by the Plan Administrator, or any other fiduciary of the Plan, is a Qualified Domestic Relations Order.

(3) Notwithstanding any provision of the Plan to the contrary, an offset to a Participant’s Accounts for an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.

(c) Electronic Media and Other Technology. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may use telephonic media, electronic media or other technology in administering the Plan to the extent not prohibited by applicable law, regulation or other pronouncement.

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(d) Waiver of Notice. Any Participant, beneficiary or other person entitled to notice under the Plan may waive the right to such notice to the extent that such waiver is not inconsistent with applicable law, regulation or other pronouncement

(e) USERRA Requirements. This Plan shall comply with the requirements of the Uniformed Services Employment and Reemployment Rights Act (USERRA) and Section 414(u) of the Code, including the following:

(1) An individual reemployed under USERRA shall be treated as not having incurred a break in service with Employer by reason of such individual’s qualified military service (as defined in Section 414(u) of the Code).

(2) Each period of qualified military service served by an individual is, upon reemployment, deemed to constitute service with the Employer for purposes of vesting and the accrual of benefits under the Plan.

(3) An individual reemployed under USERRA is entitled to accrued benefits that are contingent on the making of, or derived from, Employee contributions or elective deferrals only to the extent the individual makes payment to the Plan with respect to such contributions or deferrals; provided, however, that no such payment may exceed the amount the individual would have been permitted or required to contribute had the individual remained continuously employed by the Employer throughout the period of qualified military service. Any payment to the Plan under this subparagraph (3) shall be made during the period beginning with the date of reemployment and whose duration is 3 times the period of the qualified military service (but not greater than 5 years).

(f) Governing Law. This Plan shall be administered, construed and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

(g) Action by Employer. Whenever an Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed, in the case of a corporate Employer, by the Board of Directors of such Employer and shall be evidenced by proper resolution of such Board of Directors of such Employer.

(h) Alternative Actions. In the event it becomes impossible for the Company, another Employer, the Plan Administrator or the Trustee to perform any act required by this Plan, then the Company, such other Employer, the Plan Administrator or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

(i) Severability of Provisions. In the event that any provision of the Plan shall be determined to be illegal, invalid or unenforceable, the remaining provisions of the Plan shall be construed as though the illegal, invalid or unenforceable provision is not part of the Plan.

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(j) Gender. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

IN WITNESS WHEREOF, this Plan has been executed on the              day of March, 2003 and is effective as of the date first set forth above.

TECH DATA CORPORATION

By:

By:
“COMPANY”

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FIRST AMENDMENT

TO THE

TECH DATA CORPORATION

401(k) SAVINGS PLAN

WHEREAS, Tech Data Corporation, a Florida corporation (the “Employer”) adopted and maintains the Tech Data Corporation 401(k) Savings Plan, originally effective as of January 1, 2000, as most recently amended and restated effective as of January 1, 2003 (the “Plan”); and

WHEREAS, pursuant to Article XII of the Plan, the Employer has reserved the right to amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to clarify the vesting provisions of the Plan and to simplify the administration of the Plan.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended in the following respects:

1. Effective October 1, 2003, Section V(g)(2)(C) is hereby amended to read as follows:

“(C) Participant Rollover Contributions from IRAs. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code (including an account or annuity described in Section 408(p)) that is eligible to be rolled over and would otherwise be includible in gross income.”

2. Effective October 1, 2003, Section VII(d)(1) of the Plan is hereby amended to read as follows:

“(1) In the event of the death of a Participant while actively employed by the Employer, the Participant’s beneficiary shall be entitled to a death benefit paid in accordance with Article VIII in an amount equal to 100% of the balance in his Accounts as of the date of distribution of his benefit.

3. Effective as of the date the Internal Revenue Service issues a favorable determination letter that encompasses the changes contemplated hereby or, if later, the date which is 90 days after the date participants are notified of any changes that constitute an elimination of a “section 411(d)(6) protected benefit” within the meaning of Treasury Regulation Section 1.411(d)-4 (if such notice is required under available guidance), Section VII(d)(3) is amended to delete the phrase “except as provided in paragraph (c) of Article VIII with respect to the Retirement Savings Plan Merger Account,” and Article VIII is hereby amended to read as follows:

“ARTICLE VIII”

Payment of Benefits

(a) Time of Benefit Payment.

(1)        (A) The distribution of the retirement, disability, termination of employment or death benefit to which a Participant is entitled under paragraph (a), (b), (c) or (d) of Article VII shall commence as soon as administratively practicable following the Participant’s retirement, disability, death or termination of employment.

   (B) For Plan Years beginning after December 31, 2001, a Participant’s elective contributions, qualified nonelective contributions and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

(2) Notwithstanding the foregoing, in the case of a Participant’s ESOP Merger Account, the distribution of the retirement, disability, termination of employment or death benefit to which a Participant is entitled under paragraph (a), (b), (c) or (d) of Article VII which is attributable to his ESOP Merger Account shall commence not later than the date provided for in this subparagraph (2).

(A) The distribution of the retirement, disability or death benefit to which a Participant is entitled under paragraph (a), (b) or (d) of Article VII shall commence within the 12 month period following the close of the Plan Year in which the Participant’s employment with an Employer terminates on or after his Normal Retirement Date, disability or death, as the case may be.

(B) The distribution of the termination of employment benefit to which a Participant is entitled under paragraph (c) of Article VII shall commence within the 12 month period following the close of the Plan Year that is the fifth Plan Year following the Plan Year in which the Participant’s termination of employment occurs, except that this subparagraph (2)(B) shall not apply if the Participant is reemployed by an Employer before the first day of such fifth Plan Year.

(3) Notwithstanding the foregoing provisions of this paragraph, no distribution shall be made of the retirement, disability or termination of employment benefit to which a Participant is entitled under paragraph (a), (b) or (c) of Article VII unless the value of his benefit attributable to Employer contributions and Employee contributions, if any, determined at the time of distribution, does not exceed $5,000, or unless the Participant consents to the distribution, except as provided in subparagraph (4) below.

(4) Notwithstanding anything contained herein to the contrary, any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to this paragraph shall commence not later than the earlier of:

(A) the 60th day after the last day of the Plan Year in which the Participant’s employment is terminated or, if later, in which occurs the Participant’s Normal Retirement Date, provided the Participant or his beneficiary(ies) consents to such distribution; or

(B) April 1 of the calendar year immediately following

(i) the calendar year in which the Participant reaches age 70 1/2, or

(ii) if later, the calendar year in which the Participant retires; provided, however, that this subparagraph (4)(B)(ii) shall not apply in the case of a Participant who is a 5% owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

(5) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(A) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B) the Participant, after receiving the notice, affirmatively elects a distribution.

(b) Form of Benefit Payment. The form of benefit payment shall be a single sum distribution in cash; provided, however, that a Participant (or, in the case of a deceased Participant, his beneficiary(ies)) may elect to have all or any portion of his Account that is invested in Employer Securities paid to him in the form of whole shares of Employer Securities.

(1) Notwithstanding anything to the contrary herein:

(A) In the case of a retirement, disability or termination of employment benefit, in no event shall payments extend beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his designated beneficiary. If the Participant dies before receiving the entire amount payable to him, the balance shall be paid to his designated beneficiary or, if there is none, to the beneficiary specified Article VII; in each case the balance shall be distributed at least as rapidly as under the method being used prior to the Participant’s death.

(B) In the case of a death benefit,

(i) payment to the designated beneficiary shall begin within one year following the Participant’s death (unless the designated beneficiary is the Participant’s surviving spouse, in which case such benefit shall begin no later than the date the Participant would have reached age 70 1/2) and shall not, in any event, extend beyond the life expectancy of the designated beneficiary, and

(ii) payment to a non-designated beneficiary shall be totally distributed within five years from the date of the Participant’s death.

(C) Notwithstanding the foregoing, payments under any of the options described in this paragraph shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder (including Prop. Reg. Section 1.401(a)(9)-2), and such other rules thereunder as may be prescribed by the Commissioner.

(D) For purposes of distributions required to commence pursuant to Section 401(a)(9) of the Code, life expectancies shall not be recalculated.

(c) Share Legend. Shares of Employer Securities held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable federal and state securities laws.

(d) Distribution for a Minor Beneficiary. In the event a distribution is to be made to a beneficiary who is a minor under the laws of the state in which the beneficiary resides, the Plan Administrator may, in the Plan Administrator’s sole discretion, direct that such distribution be paid to the legal guardian or custodian of such beneficiary as permitted by the laws of the state in which said beneficiary resides. A payment to the legal guardian or custodian of a minor beneficiary shall fully discharge the Trustee, Employer, Plan Administrator, and Plan from further liability on account thereof.

(e) Location of Participant or Beneficiary Unknown. In the event that all, or any portion of the distribution payable to a Participant or his beneficiary, hereunder shall remain unpaid after the Participant has incurred five consecutive One Year Breaks in Service solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the provisions of Article VII. In the event a Participant or beneficiary of such Participant is located subsequent to his benefit being forfeited, the amount forfeited shall be restored to the Participant’s Accounts. Such restoration shall be made from forfeitures occurring in the Plan Year of the restoration and, if necessary, by contributions of his Employer.

(f) Transfer to Other Qualified Plans. The Trustee, upon written direction by the Plan Administrator, shall transfer some or all of the assets held under the Trust to another plan or trust meeting the requirements of the Code relating to qualified plans and trust, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose.

(g) Direct Rollovers.

(1) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee’s (as defined below) election under this paragraph, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below).

(2) For purposes of this paragraph, the following terms shall have the following meanings:

(A) An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9), and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

(B) An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. For distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. For purposes of the preceding sentence, the definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(C) A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(D) A “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.”

4. Effective October 1, 2003, Section IX(b) of the Plan is hereby amended to read as follows:

“(b) Distributions After Age 59½. Upon reaching age 59½, a Participant may apply to the Plan Administrator (but not more than once during any 12-month period) for a single sum distribution of all or any part of the vested portion of his Accounts.”

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Except as hereinabove modified and amended, the Plan shall remain unchanged and shall continue in full force and effect.

Signed, sealed and delivered

in the presence of:

EMPLOYER:

TECH DATA CORPORATION

By:

Its:

Witnesses as to Employer	Dated: , 2003

SECOND AMENDMENT

TO THE

TECH DATA CORPORATION

401(k) SAVINGS PLAN

WHEREAS, Tech Data Corporation, a Florida corporation (the “Employer”) adopted and maintains the Tech Data Corporation 401(k) Savings Plan, originally effective as of January 1, 2000, as most recently amended and restated effective as of January 1, 2003, and as thereafter amended (the “Plan”); and

WHEREAS, pursuant to Article XII of the Plan, the Employer has reserved the right to amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to clarify the classes of employees eligible to participate thereunder.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, Section I(n) of the Plan is hereby amended, effective as of January 1, 2003, to read as follows:

“(n) ‘Employee’ shall mean:

(1) any person employed by an Employer other than:

(A) a member of a collective bargaining unit if retirement benefits were a subject of good faith bargaining between such unit and an Employer; provided, however, that this subparagraph (A) shall not apply to a member of a collective bargaining unit if such unit and Employer agree that the member shall participate in the Plan;

(B) a non-resident alien who does not receive earned income from sources within the United States;

(C) an individual whose employment status has not been recognized by completion of Internal Revenue Service Form W-4 and who is not initially treated as a common law employee of an Employer on the payroll records of an Employer;

(D) leased employees; or

(E) individuals who are classified as expatriates by the Employer and who become subject to the tax laws of a foreign country under circumstances where participation in the Plan is not practical, as determined by the Employer in its sole discretion.

(2) For purposes of this paragraph, the term ‘leased employee’ means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (‘leasing organization’), has performed services for the Employer (or for the Employer and one or more Affiliates) on a substantially full time basis for a period of at least one year and the individual’s services are performed under the primary direction or control of such Employer.”

*    *    *

Except as hereinabove modified and amended, the Plan shall remain unchanged and shall continue in full force and effect.

Signed, sealed and delivered

in the presence of:

EMPLOYER:

TECH DATA CORPORATION

By:

Its:

Witnesses as to Employer	Dated: , 2003

THIRD AMENDMENT

TO THE

TECH DATA CORPORATION

401(k) SAVINGS PLAN

WHEREAS, Tech Data Corporation, a Florida corporation (the “Employer”) adopted and maintains the Tech Data Corporation 401(k) Savings Plan, originally effective as of January 1, 2000, as most recently amended and restated effective as of January 1, 2003, and as thereafter amended from time to time (the “Plan”); and

WHEREAS, pursuant to Article XII of the Plan, the Employer has reserved the right to amend the Plan at any time; and

WHEREAS, the Employer desires to amend the Plan to permit hardship distributions, effective April 1, 2004, and to clarify the authority of the Plan Administrator.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, the Plan is hereby amended, effective April 1, 2004, in the following respects:

1. Section IX(a) of the Plan is hereby amended to read as follows:

“(a) Hardship Distributions. A Participant who is an Employee may request a Hardship Distribution from the Plan in accordance with the following:

(1) The distribution must be made on account of an immediate and heavy financial need. The distribution shall be deemed to be on account of an immediate and heavy financial need only if the distribution is for the purpose of:

(A) expenses incurred for or necessary to obtain medical care (as described in Code Section 213(d)) for the Participant, his or her spouse or any of the Participant’s dependents;

(B) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(C) payment of tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152); or

(D) payments necessary to prevent eviction of the Participant from his or her principal residence or foreclosure of the mortgage on that residence.

(2) The distribution must be necessary to satisfy the financial need. The distribution shall be deemed necessary to satisfy the financial need if all of the following requirements are met:

(A) the Participant has obtained all distributions (other than Hardship Distributions) and all nontaxable loans available under all other plans maintained by the Employer;

(B) the distribution does not exceed the amount needed to satisfy the immediate financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(C) the Participant does not make any further salary reduction contributions or employee contributions to the Plan or any other plan maintained by the Employer for at least six (6) months after receipt of the Hardship Distribution.

(3) A Participant shall request a Hardship Distribution under this Section by written application to the Plan Administrator, and shall complete such forms and provide such information as the Plan Administrator, in its sole discretion, may require to determine whether or not the distribution should be permitted. The determination of whether or not any individual Participant’s circumstances permit a distribution hereunder shall be made by the Plan Administrator, in its sole discretion, and in a manner that does not discriminate in favor of Highly Compensated Employees.

(4) Any Hardship Distribution requested under this Section IX(a) shall not exceed the sum of the following amounts:

(A) The vested portion of his or her Matching Contribution Account, Nonelective Contribution Account, and ESOP Merger Account;

(B) All or any portion of his or her Rollover Contribution Account and Retirement Savings Plan Merger Account;

(C) Such portion of his or her vested Transfer Contribution Account that does not consist of elective deferrals;

(D) Such portion of his or her Elective Contribution Account and his or her Transfer Contribution Account consisting of elective deferrals which, when added to other Hardship Distributions made from the Plan and any transferor plan, does not exceed the Participant’s total salary reduction contributions to the Plan and the transferor plan, increased by any income credited to such accounts as of December 31, 1988; and

(E) All or any portion of his or her Qualified Nonelective Contribution Account, and any income allocable thereto, to the extent the contributions or earnings were credited as of December 31, 1988.”

2. Section III(j) of the Plan is hereby amended to read as follows:

“(j) Appointment of Advisors and Delegation of Duties. The Plan Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable to assist in the administration of this Plan. The Plan Administrator, by action of its Board of Directors, may designate one or more of its employees to perform the duties required of the Plan Administrator hereunder.”

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Except as hereinabove modified and amended, the Plan shall remain unchanged and shall continue in full force and effect.

Signed, sealed and delivered

in the presence of:

EMPLOYER:

TECH DATA CORPORATION

By:

Its:

Witnesses as to Employer	Dated: , 2004